EXHIBIT 10.9

FORM OF
DIAMOND RESORTS INTERNATIONAL, INC.
2015 EQUITY INCENTIVE COMPENSATION PLAN [EMPLOYEE]
[NON-EMPLOYEE] DIRECTOR RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (the “Agreement”) dated ___________ (the “Grant Date”) is by and between Diamond Resorts International, Inc., a Delaware corporation (the “Company”) and ____________ (the “Grantee”).
In accordance with Section 9 of the Diamond Resorts International, Inc. 2015 Equity Incentive Compensation Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby awards to the Grantee restricted stock units (“Restricted Stock Units” or “RSUs”) on the terms and conditions as set forth below (the “Award”). All capitalized terms used but not otherwise not defined herein shall have the meanings as set forth in the Plan.
To evidence the Award and to set forth its terms, the Company and the Grantee agree as follows:
1.Grant. The Committee hereby grants the Award to the Grantee on the Grant Date an aggregate of _________________ RSUs (subject to adjustment as provided in Section 4.2 of the Plan), and the Grantee hereby accepts the grant of RSUs as set forth herein.
2.Limitations on Transferability. At any time prior to settlement in accordance with Section 4.b of this Agreement, the RSUs, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.
3.Dates of Vesting. Subject to the provisions of Section 5 and 6 of this Agreement, [INSERT PORTION OF RSUs TO VEST ON EACH VESTING DATE] of the RSUs (rounded down to the nearest whole Share) shall cease to be restricted and shall become vested and non-forfeitable (thereafter being referred to as “Vested RSUs”) on each of [INSERT VESTING SCHEDULE] (each, a “Vesting Date”) [INSERT ANY ADDITIONAL VESTING RELATED CONDITIONS/PROVISIONS]. Notwithstanding the foregoing provisions of this Section 3 of this Agreement, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of the RSUs which is not vested at the time of the Grantee’s Termination of Service shall not become vested after such termination and shall immediately be forfeited to the Company.
4.Crediting and Settling RSUs.
a.RSU Accounts. The Company shall establish an account on its books for each grantee who receives a grant of RSUs (the “RSU Account”). The RSUs granted hereby shall be credited to the Grantee’s RSU Account as of the Grant Date. The RSU Account shall be maintained for record keeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to the RSU Account. The obligation to make distributions of securities or other amounts credited to the RSU Account shall be an unfunded, unsecured obligation of the Company.
b.Settlement of RSU Accounts. The Company shall settle the RSU Account by delivering to the holder thereof (who may be the Grantee or his or her Beneficiary, as

applicable) a number of Shares equal to the whole number of Vested RSUs then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement) on, or as soon as administratively practicable following, the Settlement Date, but in no event later than the end of the calendar year in which the Settlement Date occurs, or, if later, the fifteenth day of the third month following the month in which the Settlement Date occurs. The “Settlement Date” for all RSUs credited to a Grantee’s RSU Account in connection with the RSUs granted hereunder shall be [INSERT APPLICABLE SETTLEMENT DATE(S)]. Notwithstanding the foregoing or anything else in this Agreement to the contrary, if any payment hereunder is triggered by a Termination of Service of the Grantee (other than due to the Grantee’s death) and the Grantee is a “specified employee” (as such term is defined in Section 409A of the Code, but generally meaning one of the Company’s key employees within the meaning of Code Section 416(i)), the applicable number of Shares shall, subject to any withholding obligations described in Section 15.a hereof, be delivered to the Grantee on or promptly following the first day of the seventh month after such Termination of Service.
c.Dividend Equivalents. Dividend Equivalents in respect of the RSUs shall be credited to the Grantee’s RSU Account in the form of additional restricted stock units as provided in Section 9.4(a) of the Plan. Additional restricted stock units credited to the RSU Account in respect of Dividend Equivalents shall be subject to the same vesting conditions (as set forth in Section 3 hereof) and settlement conditions (as set forth in Sections 4.b, 5 and 6 hereof) as the RSUs granted pursuant hereto.
5.Termination of Service. [In the event the Grantee incurs a Termination of Service, the Grantee will have such rights with respect to the RSUs as are provided for in the Plan.] [INSERT ANY OTHER TERMINATION OF SERVICE PROVISIONS]
6.[Change in Control. Notwithstanding Section 13 of the Plan, and pursuant to the authority granted to the Committee in Section 5.3(d) of the Plan, any portion of the RSUs which remains outstanding but unvested at the time of a Change in Control shall become Vested RSUs as of the date of such Change in Control.] [TO BE INCLUDED IN NON-EMPLOYEE DIRECTOR AWARDS ONLY]
7.Stock Issuance. Following the Settlement Date, the Company, in its sole discretion, shall either (a) credit the applicable number of Shares to the Grantee in a book entry on the records kept by the Company’s stockholder record keeper or (b) cause to be issued certificates for such Shares.
8.Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of Shares as to which such approval shall not have been obtained. However, the Company shall use its reasonable best efforts to obtain all such approvals.
9.Effect of Amendment of Plan. No discontinuation, modification or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee in any material respect under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided for under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement in any material respect without the Grantee’s written consent, unless otherwise permitted by the Plan.
10.No Limitation on Rights of the Company. The grant of the RSUs pursuant to this Agreement shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
11.Rights as a Stockholder. The RSUs shall not represent an equity security of the Company and shall not carry any voting rights. Except as set forth in Section 4.c hereof, the Grantee shall have no rights of a stockholder of the Company with respect to any RSUs, whether unvested or vested RSUs until the relevant Shares have been issued pursuant to Section 7 hereof.
12.Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Shares or (b) credit a book entry related to Shares to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of the New York Stock Exchange or any other exchange upon which the Shares are traded. The Company may require, as a condition of the issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.
13.Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the receipt of Shares.
14.Agreement Not a Contract of Service or Other Relationship. This Agreement is not a contract for services, and the terms of services of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of service with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as the Grantee.
15.Tax Consequences.
a.    The Grantee acknowledges and agrees that he or she is responsible for all taxes and tax consequences with respect to the grant of RSUs and the settlement thereof pursuant to this Agreement. The Grantee further acknowledges that it is his or her responsibility to obtain any advice that he or she deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of RSUs and the settlement thereof pursuant to this Agreement. Notwithstanding any other provision of this Agreement, Shares shall not be paid or otherwise credited to the Grantee unless, as provided in Section 16 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company, regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the issuance of Shares pursuant to the Plan and this Agreement. On the date that Shares are delivered to the Grantee pursuant hereto, the Company shall have the ability to withhold Shares otherwise due to the Grantee in order to satisfy any applicable tax withholding obligation.
b.    This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of Section 409A of the Code.
16.Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Compensation Committee, and if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.
17.Governing Law. The validity, construction and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws, and applicable federal law. Venue shall be in, and subject to the jurisdiction of, the courts of the State of Delaware or a Federal Court located in the State of Delaware (as may be appropriate).
18.Receipt of Plan and Interpretation. The Grantee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of the Plan and this Agreement. This Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other Person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. The RSUs granted pursuant to this Agreement, and the Shares paid or credited in connection therewith, shall be subject to Section 5.9 of the Plan and all applicable policies and guidelines of the Company that relate to (a) stock ownership requirements, or (b) recovery of compensation (i.e., clawbacks).
19.Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee indicates his or her acceptance of the Option and the terms of this Agreement by signing, dating and returning this Agreement to the Company on or before _______________.

20.Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
21.Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. All signatures hereto may be transmitted by facsimile or .pdf file, and such facsimile or .pdf file will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces, and will be binding upon such party.
22.Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
23.Severability. If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.
24.Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of this Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written.

DIAMOND RESORTS INTERNATIONAL, INC.
By:
Name:
Title:

ACCEPTANCE OF AWARD BY GRANTEE
By executing below, the undersigned, the Grantee hereby acknowledges, (a) receipt of a copy of the Plan, (b) that the Grantee has read the Plan and this Agreement carefully, and fully understands their contents, (c) that the Grantee accepts the award of RSUs, and (d) the Grantee agrees to be bound by the terms and conditions of the Plan and this Agreement.
Signature:
Printed Name:
Date:

Please sign and return your copy of this Agreement to ____________ via pdf, fax or interoffice-mail (contact information below). Please retain a copy of this signed Agreement for your records.